Exhibit 16(c)(xi)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna PROCESS UPDATE MAY 21, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 4 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY ƒ Claritas: 6:30pm dinner with May 20 ƒ Claritas: 9am diligence meeting with ƒ Deliverable: databook with monthly 2024 Income Statement, Cash Flow, and Balance Sheet May 21 ƒ Altaris: 11:30am K&E legal diligence session ƒ Claritas: 2pm Liberty IT diligence meeting ƒ Altaris: 2:30pm K&E call ƒ Altaris: 3:30pm Life Sciences follow-up May 22 ƒ Altaris: 8am Crosslake Tech diligence session May 23 ƒ Diligence deliverable: updated cap table ƒ Diligence deliverable: transaction expenses May 24 May 27 May 28 May 29 May 30 May 31 June 3 June 4 June 5 June 6 June 7 ƒ Bid deadline June 10 Altaris: EY Financial, EY Tax, Product Demo Claritas: Grant Thornton Financial, Grant Thornton Tax Basis, Dinner w/ : Tax, Simpson Thacher Legal Calls to be scheduled ƒ Updated financial workbook ƒ Projected balance sheet and transaction exp. ƒ Latest cap table ƒ Final master employee census ƒ Capex detail by channel, by project ƒ Enterprise build showing pricing and margin Diligence items to be delivered 2 Monday Tuesday Wednesday Thursday Friday Timeline to June 10th *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: Claritas Capital 3 ƒ Management Call (scheduled for 5/21 9:00am-2:00pm ET in Savanna Atlanta office) ௅ Deep dive into each segment (Enterprise, Provider, Life Sciences) ƒ Liberty IT Call (scheduled for 5/22 2:00-3:30pm ET) ௅ WeCare Medicaid Application Development Deep Dive (30 minutes) ௅ SDLC process/governance in the context of the WeCare platform build (15 minutes) ௅ IT Organization & Vendors (15 minutes) ௅ Technology Financials (15 minutes) ƒ Dinner (with Jeff) (scheduled for 5/28) ƒ Grant Thornton Tax Basis Call (to be scheduled) ௅ Once Grant Thornton provides their Excel spreadsheet with the tax basis framework, including the source documents and assumptions, a call will be scheduled to walk through ƒ Grant Thornton Financial Due Diligence Call (to be scheduled) ௅ Once the workbook is completed and provided, management to discuss with Grant Thornton ƒ Claritas Diligence Question List: ௅ Financial and Commercial diligence ƒ Data Request List: ௅ Top 20 current customers (contract value, historical and forecasted revenue, renewal date, KPIs, and outlook) ௅ Lookback on Top 20 customers from 2021 and 2022 (contract value, historical and forecasted revenue, renewal date, KPIs, and outlook) ௅ Top 15 pipeline customers (features to be contracted, forecasted revenue, contract value, and renewal date) ௅ Detailed market sizing by segment/customer type as well as market share for key competitors ௅ Detailed 5-year P&L and quarterly revenue forecasted by customer ௅ Potential buyers for Provider and Life Sciences ௅ Additional questions to be provided after the 5/21 meeting (by Friday May 24th) ƒ Grant Thornton Financial & Tax Diligence: ௅ Updated databook with monthly 2024 income statement, cash flow, and balance sheet ௅ Vendor line item tagging for EBITDA adjustments ௅ Transfer pricing questions ƒ Liberty IT Diligence: ௅ Product & technology org chart ௅ Product & technology financials ƒ Ropes & Gray Legal Diligence: ௅ Updated cap table and estimated transaction expenses ௅ Equity award agreements (included in new cap table) and all material contracts/agreements after 1/1/24 Diligence Calls Diligence Requests *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: Altaris 4 ƒ K&E Legal Diligence Call (scheduled for 5/22 11:30am-1:00pm) ௅ 90-minute call to discuss critical items with management including HR Matters, Intellectual Property, Healthcare, and Corporate topics ƒ K&E Call (scheduled for 5/22 2:30-3:30pm) ௅ Call with Quinn Emanuel and management to address any questions on the litigation ƒ Life Sciences Follow Up Discussion (scheduled for 5/22 3:30-4:30pm ET) ௅ Follow-up discussion to cover the Life Sciences segment in detail ƒ Crosslake Technology Deep Dive Call (scheduled for 5/23 8:00-10:00am ET) ௅ 2-hour call with management to discuss the Company’s software and technology ƒ Product Demo (to be scheduled) ƒ Altaris Diligence Request List: ௅ Updated cap table and estimated transaction expenses estimated for 5/24 ௅ Enterprise segment pricing/margin analysis ƒ EY Financial and Tax Request List: ௅ Updated databook with monthly 2024 income statement, cash flow, and balance sheet ௅ Deferred / unearned revenue roll forward at BU level ƒ Aon Insurance & Benefits Diligence List: ௅ Insurance policies, claims data, cyber risk, collateral, US workers compensation ௅ Retirement, detailed benefit plans, employee census, independent contractor agreements ƒ K&E Legal Diligence List: ௅ Labor, executive compensation, employee benefits, real estate, environmental reports, IP, healthcare, historical M&A activity and pipeline ௅ Supplier, customer, and employee contracts ƒ Crosslake Technology Diligence List: ௅ Security assessments and audit reports of the product software, data integration documentation, backup plan ௅ Software architecture, software development lifecycle, inventory of critical enterprise systems ௅ Technology org chart Diligence Calls Diligence Requests *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 5 ƒ Simpson Thacher Legal Diligence Call (to be scheduled) ௅ To discuss outstanding legal issues covering regulatory, security and data integrity matters - to be scheduled following receipt of requests ƒ Tax Diligence Call (to be scheduled) Diligence ௅ Tentative based on information received Calls ƒ Diligence List: ௅ Form agreements that are typically signed by employees and independent contractors (e.g. confidentiality, assignment of inventions, arbitration, etc.) ௅ Updated databook ௅ Monthly balance sheet and cash flow forecast for the balance of 2024 ௅ Schedule of net operating losses and credit carryovers, including detail of when the NOLs were incurred by year (not just in total) ௅ Tax provision workpapers (2021-2023) ௅ Federal tax returns (2021-2023) ௅ Change of control, 382 analysis ௅ Inside asset basis calculation ௅ Summary of pending or threatened disputes, claims or litigation related to Company or its business, including (i) the dispute with , (ii) any shareholder litigation, and (iii) any alleged claim or threatened claim by current or former employees or alleged infringement (provide copies of any related legal documents) ௅ A summary of any security or compliance related issues from 2022-2024 YTD Diligence Requests *Confidential treatment requested